Exhibit 99.1

NEWS RELEASE

LINN Energy Announces Pricing of $1.1 Billion of Senior Notes

HOUSTON, September 4, 2014 – LINN Energy, LLC (NASDAQ: LINE) and its wholly owned subsidiary, Linn Energy Finance Corp., announced today that they have priced an offering of $450 million in aggregate principal amount of 6.500% senior unsecured notes due 2019 at an offering price equal to 102.000% of par, plus accrued interest from May 15, 2014, and an offering of $650 million in aggregate principal amount of 6.500% senior unsecured notes due 2021 at an offering price equal to 98.619% of par. The 6.500% senior notes due 2019 are being offered as additional notes under an indenture pursuant to which Linn Energy, LLC and Linn Energy Finance Corp. issued $750 million aggregate principal amount of 6.500% senior notes due 2019 on May 13, 2011. These additional 6.500% senior notes due 2019 are substantially identical to, and will be treated as a single class of debt securities with, such previously issued 6.500% senior notes due 2019 under the indenture governing such notes. The offering of both series of senior notes is expected to close on September 9, 2014, subject to customary closing conditions. Net proceeds from the offering are expected to be used to repay indebtedness outstanding under Linn Energy, LLC’s bridge loan agreement, with the balance of such proceeds used to repay indebtedness outstanding under Linn Energy, LLC’s credit facility.

Barclays Capital Inc., Scotia Capital (USA) Inc., RBC Capital Markets, LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Crédit Agricole Corporate and Investment Bank, Goldman, Sachs & Co., RBS Securities Inc. and UBS Securities LLC are acting as joint book-running managers for the offering. The offering will be made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717; Barclaysprospectus@broadridge.com (phone: 888-603-5847). An electronic copy of the prospectus and prospectus supplement is available from the U.S. Securities and Exchange Commission’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offer is being made only through the prospectus as supplemented, which is part of a shelf registration statement that became effective on September 4, 2014.

ABOUT LINN ENERGY

LINN Energy’s mission is to acquire, develop and maximize cash flow from a growing portfolio of long-life oil and natural gas assets. LINN Energy is a top-15 U.S. independent oil and natural gas development company, with approximately 7.9 Tcfe of proved reserves (pro forma for announced 2014 trade, acquisitions and planned sale of Mid-Continent assets) in producing U.S. basins as of December 31, 2013.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to forward-looking statements related to acquisitions, trades or divestitures or their expected tax treatment, timing and payment of distributions, taxes and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including its drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of current conditions, historical trends, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. Please read “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:	LINN Energy, LLC

Investors and Media:

Clay Jeansonne, Vice President, Investor and Public Relations
281-840-4193

Zach Dailey, Director, Investor Relations
713-904-6547

Sarah Nordin, Public Relations & Media
713-904-6605

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